EXHIBIT 99.1

NGL Energy Partners LP Announces $150 Million Unit Repurchase Program

TULSA, Okla.--(BUSINESS WIRE) - August 30, 2019 -  NGL Energy Partners LP (NYSE:NGL) announced today that the Board of Directors of its general partner has authorized a unit repurchase program, under which NGL may repurchase up to $150 million of its outstanding units representing limited partnership interests of NGL through September 30, 2021. NGL may repurchase units from time to time in the open market or in other privately negotiated transactions, subject to market conditions. The unit repurchase program authorization does not obligate NGL to repurchase any dollar amount or number of its units and repurchases may be commenced or suspended from time to time without prior notice.

Forward-Looking Statements
Certain matters contained in this Press Release include "forward-looking statements." All statements, other than statements of historical fact, included in this Press Release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the risk factors discussed from time to time in each of our documents and reports filed with the SEC.
Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.
About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses: water solutions, crude oil logistics, NGL logistics and refined products/renewables. For further information, visit the Partnership’s website at www.nglenergypartners.com.

Source: NGL Energy Partners LP
Trey Karlovich, 918-481-1119
Executive Vice President and Chief Financial Officer
Trey.Karlovich@nglep.com
or
Linda Bridges, 918-481-1119
Senior Vice President - Finance and Treasurer
Linda.Bridges@nglep.com